EXHIBIT 10.10

CONSULTING AGREEMENT

THIS AGREEMENT is made as of October 25, 2006 between:

Andain Inc., a Nevada corporation, having its principal executive office at 5190 Neil Road, Suite 430 Reno, 89504 (hereinafter “The consultant”); and Meizam – Advanced Enterprise Center Arad Ltd., an Israeli corporation, having its principal executive office at the City of Arad, State of Israel (hereinafter “Consultant”).

In the event of a conflict in the provisions of any attachments hereto and the provisions set forth in this Agreement, the provisions of such attachments shall govern.

1.           Services. The Consultant agrees to perform for The Company the services described in the Scope of Services section in Exhibit A, attached hereto and incorporated herein by reference, and executed by both The Company and The Consultant. Such services are hereinafter referred to as “Services.” The Company agrees that The Consultant shall have ready access to The Company’s staff and resources as necessary to perform the Consultant’s services provided for by this contract.

2.           Rate of Payment for Services. The Company agrees to pay the Consultant for Services in accordance with the schedule contained in Exhibit B attached hereto and incorporated herein by reference, and executed by both The Company and The Consultant.

3.           Expenses.  The Consultant shall receive a monthly payment, as described in Exhibit B, for office and incidental expenses incurred by the Consultant in connection with providing the Services hereunder, including, but not limited to local transportation, telecommunications, Internet connectivity, and office supplies. In addition, the Consultant shall be reimbursed for one-time out of pocket expenses, including, but not limited to travel costs, office equipment, hardware and software expenditures, actually and properly incurred by The Consultant in connection with providing the Services hereunder, except that such one-time expenses must be approved in advance by The Company.  The Consultant shall furnish statements and invoices for all such one-time out of pocket expenses.

4.           Invoicing. The Company shall pay the amounts agreed to herein upon receipt of invoices for services and/or monthly office and incidental expenses, according to the schedule in Exhibit B, or invoices for one-time out of pocket expenses, the latter accompanied by expense reports and/or receipts, which shall be sent by The Consultant, and The Company shall pay the amount of such invoices to The Consultant. The Consultant may send invoices to The Company by post, facsimile, or by other electronic means.  It is agreed that invoices are immediately due and payable upon receipt, to the order and in the manner indicated by The Consultant.

5.           Confidential Information. Each party hereto (“Such Party”) shall hold in trust for the other party hereto (“Such Other Party”), and shall not disclose to any non-party to the Agreement, any confidential information of such Other Party. Confidential information is information which relates to Such Other Party’s research, development, trade secrets or business affairs, but does not include information which is generally known or easily ascertainable by non-parties of ordinary skill in computer systems design and programming.

The Consultant hereby acknowledges that during the performance of this contract, The Consultant may learn or receive confidential information and therefore The Consultant hereby confirms that all such information relating to The Company’s business will be kept confidential by The Consultant, except to the extent that such information is required to be divulged to The Consultant’s staff or associates in order to enable The Consultant to perform The Consultant’s contract obligation.

6.           Staff. The Company is hereby contracting with The Consultant for the Services described on Exhibit A and The Consultant reserves the right to determine the method, manner and mean by which the services will be performed as long The Consultant provides a satisfactory Service to The Company. The Consultant is not required to perform the services during a fixed hourly or daily time and should any of the services be performed at The Company’s premises, then The Consultant’s time spent at the premises is to be at the discretion of The Consultant; subject to The Company’s normal business hours and security requirements. The Consultant hereby confirms to The Company that The Company will not be required to furnish or provide any training to The Consultant to enable The Consultant to perform services required hereunder. The services shall be performed by The Consultant or The Consultant’s staff, and The Company shall not be required to hire, supervise or pay any assistants to help The Consultant who performs the services under this agreement. The Consultant shall take appropriate measures to insure that The Consultant’s staff is competent and that they do not breach Section 5 hereof.  The order or sequence in which the work is to be performed shall be under the control of The Consultant. The Consultant will devote the appropriate amount of his time, and commit the appropriate amount of his staff’s time, that is necessary in order to perform the services required hereunder.  It is agreed and acknowledged that The Consultant may provide services to other entities, provided that The Consultant shall at no time while this Agreement remains in force provide ongoing consulting services to any competitor other than an affiliate of The Company. Each of the parties hereto agrees that, while performing Services under this Agreement, and for a period of Six (6) months following the termination of this Agreement, neither party will, except with the other party’s written approval, solicit or offer employment to the other party’s employees or staff engaged in any efforts under this Agreement.

7.           Taxes. Any and all taxes, except income taxes, imposed or assessed by reason of this contract or its performance, including but not limited to sales or use taxes, shall be paid by The Company.

8.           Use of Work Product. Except as specifically set forth in writing and signed by The Company and The Consultant, The Company shall have all copyright and patent rights with respect to all materials developed under this contract, and exclusive rights to use and employ such materials within The Company’s business or otherwise.

9.           Additional Conditions. The parties shall sign such further documents, cause such meetings to be held, resolutions passed and by-laws enacted, exercise their vote and influence, do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement and every part thereof.

10.         Representatives.  The parties agree to appoint from time to time during the performance of this contract representatives with respect and related to the services and deliverables as defined herein and has authority to execute written modifications or additions to this contract as defined in Section 17.

11.         Liability. The Consultant warrants to The Company that the material, analysis and services to be delivered or rendered hereunder, will be of the kind and quality designated and will be performed by qualified personnel. The Consultant makes no other warranties, whether written, oral or implied, including without limitation, warranty of fitness for purpose or merchantability. In no event shall The Consultant be liable for special or consequential damages, either in contract or tort, whether or not the possibility of such damages has been disclosed to The Consultant in advance or could have been reasonably foreseen by The Consultant, and in the event this limitation of damages is held unenforceable then the parties agree that by reason of the difficulty in foreseeing possible damages all liability to The Company shall be limited to One Hundred Dollars ($100.00) as liquidated damages and not as a penalty. The Company agrees to indemnify The Consultant for any and all liabilities or loss to third parties arising in any way out of the performance of the Services rendered hereunder.

12.         Indemnification. The Company agrees to indemnify The Consultant in accordance with Exhibit C attached.

13.         Complete Agreement. This agreement contains the entire agreement between the parties hereto with respect to the matters covered herein. No other agreements, representations, warranties or other matters, oral or written, purportedly agreed to or represented by or on behalf of The Consultant by any of its employees or agents, or contained in any sales materials or brochures, shall be deemed to bind the parties hereto with respect to the subject matter hereof. The Company acknowledges that it is entering into this Agreement solely on the basis of the representations contained herein.

14.         Scope of Agreement. If the scope of any of the provisions of the Agreement is too broad in any respect whatsoever to permit enforcement to its full extent, then such provisions shall be enforced to the maximum extent permitted by law, and the parties hereto consent and agree that such scope may be judicially modified accordingly and that the whole of such provisions of this Agreement shall not thereby fail, but that the scope of such provisions shall be curtailed only to the extent necessary to conform to law.

15.         Severability. If any Section or any portion of any Section of this Agreement is determined to be unenforceable or invalid for any reason whatsoever, that unenforceability or invalidity shall not affect the enforceability or validity of the remainder of this Agreement, and such unenforceable or invalid Section or portion thereof shall be severed from the remainder of this Agreement.

16.         Applicable Law. The Consultant shall comply with all applicable laws in performing Services but shall be held harmless for violation of any governmental procurement regulation to which it may be subject but to which reference is not made in Exhibit A. This Agreement shall be construed in accordance with the laws of the Country, state or province indicated by The Consultant’s address.

17.         Disputes. Any disputes that arise between the parties with respect to the performance of this contract shall be submitted to binding arbitration, and the parties hereby agree to share equally in the costs of said arbitration.

The final arbitration decision shall be enforceable through the courts of the Country, state or province of The Consultant’s address. In the event that this arbitration provision is held unenforceable by any court of competent jurisdiction, then this contract shall be as binding and enforceable as if this section 8 were not a part hereof.

18.         Additional Work. After receipt of an order which adds to the Services, The Consultant may, at its discretion, take reasonable action and expend reasonable amounts of time and money based on such order. The Company agrees to pay The Consultant for such action and expenditure at such rate as shall then be mutually agreed upon by The Company and The Consultant.

19.         Duration. The contract will remain in force for a term of four years from the date first written above.  Either party may terminate this Agreement with 90 days written notice; otherwise In lieu of such written notice, The Company may terminate this Agreement by paying The Consultant a fee equivalent to three full months based on the average of the last three monthly totals of services as defined in Exhibit B or any substitute which has fully replaced Exhibit B, and 1,000,000 freely traded unrestricted shares of The Company for each year of services commencing August 1, 2004, provided up to a maximum of 3,000,000 shares.

20.         Assignment. This Agreement may be assigned by The Consultant to an affiliated party without the prior written consent of The Company. Except for the prohibition on assignment contained in the preceding sentence, this Agreement shall be binding upon and inure to the benefits of the heirs, successors and assigns of the parties hereto.

21.         Transmission by Facsimile. The parties agree that this Agreement may be transmitted by facsimile or by other electronic means and that the reproduction of signatures by facsimile or other electronic means will be treated as binding as if originals, and each party undertakes to provide each and every other party hereto with a copy of the Agreement bearing original signatures forthwith upon demand.

22.         Notices.

(i). Notices to The Consultant should be sent to:
5190 Neil Road, Suite 430, Reno, Nevada 89504

(ii). Notices to The Company should be sent to:
28 Haplada St., Arad 89092, Israel

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first written above.

Andain Inc.

By: /s/  Sam Shlomo Elimelech
Name: Sam Shlomo Elimelech
Title:   President
Date:  25th October 2006

Meizam – Advanced Enterprise Center Arad Ltd.

By: /s/  Gai Mar-Chaim
Name: Gai Mar-Chaim
Title:   Director
Date:  25th October 2006

EXHIBIT A

SCOPE OF SERVICES

The Services to be rendered by The Consultant to The Company include all services generally performed by The Consultant in the areas of company foundation and growth, which may include, but are not limited to:

☐ Formation of The Company.
☐ Registration as public reporting company.
☐ Business Development.
☐ Raising funds.
☐ Screening investment opportunities.
☐ Closing investment transactions.
☐ Managing portfolio companies.
☐ Operating directors.
☐ Executives and officers.

Andain Inc.

By: /s/  Sam Shlomo Elimelech
Name:  Sam Shlomo Elimelech
Title:    President
Date:  25th October 2006

Meizam – Advanced Enterprise Center Arad Ltd.

By: /s/  Gai Mar-Chaim
Name:  Gai Mar-Chaim
Title:    Director
Date:  25th October 2006

EXHIBIT B

SCHEDULE OF PAYMENT
(Amended on July 11, 2010)

In consideration for the Services rendered for the period starting January 1, 2006, as described in Exhibit A, and the extent of the those Services, as mutually agreed upon by The Company and The Consultant, The Company shall pay to The Consultant 100% of all payments described in this Schedule by the 5th of each month, monthly in arrears:

Annual remuneration	120,000 Company's common
stock shares
Monthly Management Fee per 2	US $10,000, or 10,000
persons	Company's common stock
shares
Expenses as defined in Section 3	Full Reimbursement

In consideration for the Services rendered for the period starting January 1, 2009, when the Industrial Incubator became fully operational, as described in Exhibit A, and the extent of the those Services, as mutually agreed upon by The Company and The Consultant, The Company shall pay to The Consultant 100% of all payments described in this Schedule by the 5th of each month, monthly in arrears:

Annual remuneration	240,000 Company's common
stock shares
Monthly Management Fee per 2	US $20,000, or 20,000
persons	Company's common stock
shares
Expenses as defined in Section 3	Full Reimbursement

Andain Inc.

By: /s/  Sam Shlomo Elimelech
Name:  Sam Shlomo Elimelech
Title:    President
Date:  25th October 2006

Meizam – Advanced Enterprise Center Arad Ltd.

By: /s/  Gai Mar-Chaim
Name:  Gai Mar-Chaim
Title:    Director
Date:  25th October 2006

EXHIBIT C

The Company (the "Indemnitor") hereby agrees to indemnify and hold The Consultant and/or any of its affiliates (hereinafter referred to as the "The Consultant") and each of the directors, officers, employees and partners of The Consultant (hereinafter referred to as the "Personnel") harmless from and against any and all expenses, losses (other than loss of profits), claims, actions, damages or liabilities, whether joint or several (including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings or claims), and the reasonable fees and expenses of their counsel that may be incurred in advising with respect to and/or defending any claim that may be made against The Consultant and/or the Personnel, to which The Consultant and/or the Personnel may become subject or otherwise involved in any capacity under any statute or common law or otherwise insofar as such expenses, losses, claims, damages, liabilities or actions arise out of or are based, directly or indirectly, upon: (i) any error, omission or misrepresentation contained in any information provided by or on behalf of the Company; or (ii) any representation or warranty given by the Company in the subscription agreement (the "Subscription Agreement") to be executed and delivered by a subscriber in connection with the Financing being false or incorrect; or (iii) any breach of covenant or obligation of the Company; provided, however, that this indemnity shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that:

(1) The Consultant or the Personnel have been negligent or dishonest or have committed any fraudulent act in the course of such performance; or

(2) The Consultant has breached any material provision of this agreement; and

(3) the expenses, losses, claims, damages or liabilities, as to which indemnification is claimed, were directly caused by the negligence, dishonesty or fraud referred to in (1) or the breach of any material provision of this Letter Agreement referred to in (2).

If for any reason (other than the occurrence of any of the events itemized in (1) to (3) above), the foregoing indemnification is unavailable to The Consultant or insufficient to hold it harmless, then the Indemnitor shall contribute to the amount paid or payable by The Consultant as a result of such expense, loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnitor on the one hand and The Consultant on the other hand but also the relative fault of the Indemnitor and The Consultant, as well as any relevant equitable considerations; provided that the Indemnitor shall in any event contribute to the amount paid or payable by The Consultant as a result of such expense, loss, claim, damage or liability any excess of such amount over the amount of the fees received by The Consultant hereunder pursuant to the agreement to which this is attached.

The Indemnitor agrees that in case any legal proceeding shall be brought against the Indemnitor and/or The Consultant and/or the Personnel or any governmental commission or regulatory authority or any stock exchange or other entity having regulatory authority, either domestic or foreign, shall investigate the Indemnitor and/or The Consultant and/or any Personnel or if any Personnel shall be required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding, in connection with, or by reason of the performance of professional services rendered to the Indemnitor by The Consultant, The Consultant shall have the right to employ its own counsel in connection therewith, and the reasonable fees and expenses of such counsel as well as the reasonable costs (including an amount to reimburse The Consultant for time spent by the Personnel in connection therewith) and out of pocket expenses incurred by The Consultant or the Personnel in connection therewith shall be paid by the Indemnitor as they occur. Promptly after receipt of notice of the commencement of any legal proceeding against The Consultant or any of the Personnel or after receipt of notice of the commencement of any investigation, which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Indemnitor, The Consultant will notify the Indemnitor in writing of the commencement thereof and, throughout the course thereof, will provide copies of all relevant documentation to the Indemnitor, will keep the Indemnitor advised of the progress thereof and will discuss with the Indemnitor all significant actions proposed.

The indemnity and contribution obligations of the Indemnitor shall be in addition to any liability which the Indemnitor may otherwise have, shall extend upon the same terms and conditions to the Personnel and shall be binding upon and enure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnitor, The Consultant and any of the Personnel. The parties agree that The Consultant holds all rights of the Personnel in trust for the Personnel. The foregoing provisions shall survive the completion of professional services rendered under the agreement to which this is attached or any termination of the authorization given by the agreement to which this is attached.

Andain Inc.

By: /s/  Sam Shlomo Elimelech
Name:  Sam Shlomo Elimelech
Title:    President
Date:  25th October 2006

Meizam – Advanced Enterprise Center Arad Ltd.

By: /s/  Gai Mar-Chaim
Name:  Gai Mar-Chaim
Title:    Director
Date:  25th October 2006